                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                             TRUSTEE: CITIBANK, N.A.



COLLECTION PERIOD: SEPTEMBER 1998
DISTRIBUTION DATE: 10/20/98


STATEMENT FOR CLASS A AND CLASS B CERTIFICATEHOLDERS PURSUANT TO
SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT                                                 Per $1,000 of Original
                                                                                                      Class A/Class B
                                                                                                     Certificate Amount
   (i) Principal Distribution
         Class A Amount                                                         $ 19,898,525.53         $ 30.286055
         Class B Amount                                                         $    937,626.89         $ 30.286055
  (ii) Interest Distribution
         Class A Amount                                                         $  2,056,628.82         $  3.130241
         Class B Amount                                                         $     96,909.21         $  3.130241
 (iii) Monthly Servicing Fee                                                    $    355,956.70         $  0.517395
         Monthly Supplemental Servicing Fee                                     $          0.00         $  0.000000
         Class A Percentage of the Servicing Fee                                $    339,938.65         $  0.517395
         Class A Percentage of the Supplemental Servicing Fee                   $          0.00         $  0.000000
         Class B Percentage of the Servicing Fee                                $     16,018.05         $  0.517395
         Class B Percentage of the Supplemental Servicing Fee                   $          0.00
  (iv) Class A Principal Balance (end of Collection Period)                     $388,027,852.14
       Class A Pool Factor (end of Collection Period)                                 59.058812%
       Class B Principal Balance (end of Collection Period)                     $ 18,284,035.49
       Class B Pool Factor (end of Collection Period)                                 59.058812%
   (v) Pool Balance (end of Collection Period)                                  $406,311,887.63

  (vi) Class A Interest Carryover Shortfall                                     $          0.00
       Class A Principal Carryover Shortfall                                    $          0.00
       Class B Interest Carryover Shortfall                                     $          0.00
       Class B Principal Carryover Shortfall                                    $          0.00

 (vii) Amount Otherwise Distributable to the Seller that is Distributed
         to Either the Class A or Class B Certificateholders                    $          0.00         $  0.000000

(viii) Balance of the Reserve Fund Property (end of Collection Period)
         Class A Amount                                                         $  6,879,784.34
         Class B Amount                                                         $          0.00

  (ix) Aggregate Purchase Amount of Receivables repurchased by the
         Seller or the Servicer                                                 $          0.00


                                                                          Page 1